Exhibit 10.2

                          STOCK OPTION AWARD AGREEMENT
                 PURSUANT TO THE FIRST DEFIANCE FINANCIAL CORP.
                      2001 STOCK OPTION AND INCENTIVE PLAN
                            (Incentive Stock Option)
                            ------------------------

      THIS AGREEMENT is made to be effective as of _________________ by and between First Defiance Financial Corp. (the "Company") and _________________ (the "Optionee").

                                   WITNESSETH:
                                   -----------

      WHEREAS, pursuant to the provisions of the First Defiance Financial Corp. 2001 Stock Option and Incentive Plan (the "Plan"), the Stock Option Committee (the "Committee") has determined that an option to acquire common shares of the Company, $0.01 par value per share (the "Common Shares"), should be granted to the Optionee upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the above premises and intending to be legally bound by this Agreement, the parties hereto agree to the following:

      1. Grant of Option. The Company hereby grants to the Optionee an option to purchase _________________ Common Shares (the "Option"). The Option is intended to qualify as an incentive stock option (an "ISO") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Terms and Conditions of the Option.
         -----------------------------------

            (A) Option Price. The exercise price (the "Option Price") to be paid by zthe Optionee to the Company upon the exercise of the Option shall be $ _______ per share, being 100% of the Fair Market Value (as that term is defined in the Plan) of a Common Share on (current date).
                                  --------------

            (B) Exercise of the Option. Subject to the provisions of the Plan and the other provisions of this Agreement, the Option is first exercisable in accordance with the following schedule:

                                                            Number of Common
               Date                                     Shares First Exercisable
               ----                                     ------------------------

      (one year anniversary of grant date)              (20% of shares granted)
      (two year anniversary of grant date)              (20% of shares granted)
      (three year anniversary of grant date)            (20% of shares granted)
      (four year anniversary of grant date)             (20% of shares granted)
      (five year anniversary of grant date)             (20% of shares granted)

      The Option may be exercised to purchase less than the total number of Common Shares subject to the Option. The Option may be exercised by delivering written notice of exercise to the Company. The notice must state the number of Common Shares to be purchased and must be accompanied by payment in full of the Option Price in cash unless the Committee, in its sole discretion, permits payment of the Option Price in Common Shares already owned by the Optionee or by the surrender of outstanding awards of Options.

      The Option may not be exercised unless the Common Shares issued upon such exercise are first registered pursuant to any applicable federal and state laws or regulations or, in the opinion of the counsel to the Company, are exempt from such registration. Nothing contained in the Plan or in this Agreement shall be construed to require the Company to take any action whatsoever to make exercisable any Option or to make transferable any shares issued upon the exercise of any Option.

            (C) Option Term. The Option shall expire on (ten year anniversary of grant date). The Option shall in no event be exercisable after the expiration of ten (10) years from the date of this Agreement.

            (D) Change of Control. The Option shall become immediately exercisable in the event of a change in control of the Company, as determined by the Committee. "Change in Control" shall mean the acquisition, directly or indirectly, of the beneficial ownership (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of 25% or more of the outstanding Common Shares of the Company by any person, trust, entity or group or (ii) the sale of all or substantially all of the assets of the Company.

      3. Non-Assignability of the Option. The Option shall not be assignable or transferable except by will or by the laws of the descent and distribution. The terms and conditions of the Option shall be binding upon each and every executor, administrator, heir, beneficiary, or other successor to the Optionee's interest.

      4. Incentive Stock Option Qualification. The Option is intended to be and ISO under Section 422 of the Code. The Optionee acknowledges that in order for the Option to qualify as an ISO, the Optionee must comply with the following additional conditions:

            (A) The Optionee must remain employed by the Company (or a subsidiary of the Company) at least until three months before the Option is exercised (or one year in the case of an Optionee who is disabled within the meaning of Section 22(e)(3) of the Code);

            (B) The Optionee may not dispose of the Common Shares acquired upon the exercise of the Option (i) within two years of the date of the grant of the Option, and (ii) within one year after the date of the exercise of the Option; and

            (C) The aggregate fair market value (determined as of the date of the grant of the Option) of the Common Shares with respect to which ISOs are exercisable under all plans of the Company or a subsidiary for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code.

      To the extent that the Optionee does not comply with the foregoing conditions, the Option will not be deemed to be an ISO under the Code with respect to the number of shares that fail to satisfy each of such conditions.

      5. Governing Law. The rights and obligations of the Optionee and the Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law. All disputes and matters whatsoever arising under, in connection with or incident to this Agreement shall be litigated, if at all, in and before a court located in the State of Ohio, USA, to the exclusion of the courts of any other state or country.

      6. Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of such rights or remedies may be exercised and enforced concurrently.

      7. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

      8. Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

      9. Plan as Controlling. All terms and conditions of the Plan applicable to options granted thereunder which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the plan shall be deemed controlling.

      10. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Optionee regarding the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. All representations of any type relied upon by the Optionee and the Company in making this Agreement are specifically set forth herein, and the Optionee and the Company each acknowledge that they have relied on no other representation in entering into this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of February 21, 2005.

                                        FIRST DEFIANCE FINANCIAL CORP.


                                        By: ____________________________________
                                            William J. Small
                                            its Chairman, President, & CEO

                                        OPTIONEE


                                        ________________________________________
                                        (Optionee's Name)